 Exhibit 99.1

Ominto, Inc. Names Jim Spielman Chief Financial Officer

BOCA RATON, FL, February 13, 2018 -- Ominto, Inc. (Nasdaq: OMNT), a growth company with global operations in the e-commerce, marketing, and entertainment industries, today announced the appointment of Jim Spielman as Chief Financial Officer.

Mr. Spielman joins Ominto following a long career in investment banking, corporate finance and public accounting. Prior to joining Ominto, Mr. Spielman was the Managing Partner of Sympheron Capital LLC, a boutique M&A advisory and private capital raising service firm he started 10 years ago to advise publicly traded and private corporate clients on mergers, acquisitions, divestitures, leveraged buyouts, restructurings, recapitalizations, and corporate finance transactions. Prior to Sympheron, Mr. Spielman served as the CFO of Intelligent InSites, a VC-backed healthcare SaaS (Software-as-a-Service) where he raised several million in new capital from private and institutional investors while leading the company’s accounting, finance, and IT departments and co-leading HR. Prior to InSites, Mr. Spielman was an M&A and corporate finance investment banker with Houlihan Lokey’s Global Energy Investment Banking Group and Bank of America Securities’ Global Healthcare Investment Banking Group in New York. Earlier in his career, Mr. Spielman spent 10 years in senior corporate financial reporting, planning & analysis roles with Western Digital (Nasdaq: WDC), Buy.com which was later acquired by Rakuten, Inc., and Health Care Property Investors (NYSE: HCP). Mr. Spielman started his career as an audit CPA with Arthur Andersen in California specializing in software, e-commerce, digital media, and internet services. He earned his BS in Accounting (Cum Laude) from Minnesota State University and an MBA in Finance from UCLA’s Anderson School of Management.

Michael Hansen, Chief Executive Officer, stated, “Jim brings to Ominto a wide range of experience in corporate finance and public accounting, which will prove valuable as we continue to build and grow our global operations. Jim has worked with early stage companies through maturity and has the credentials to take our financial operations to a new level. He will focus initially on regaining compliance with reporting requirements. I look forward to leveraging Jim’s extensive experience as in the execution of strategy around the world. We welcome Jim to our leadership team and look forward to his contributions.”

About Ominto, Inc.

Ominto is a growing company with global operations in the e-commerce, marketing, and entertainment industries. The company owns or invests in strategic entities that provides value to its global customer base.

Ominto is a pioneer in global Cash Back and first to market in many regions of the world. At the core of Ominto’s business is Dubli.com, a global consumer Cash Back e-commerce digital marketplace. At Dubli.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com website features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto’s Partner Programs offer a white label version of the Ominto.com shopping and travel website to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commissions for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto’s corporate website http://ominto.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These include statements about Ominto’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe,” “projects,” “could,” “would,” and similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements reflect Ominto’s current view about future events and are subject to risks, uncertainties and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: risks related to our ability to continue as a going concern being in doubt; Ominto’s inability to generate enough customers or enough purchasing activity for our shopping websites; Ominto’s inability to establish and maintain a large growing base of Business Associates; Ominto’s failure to adapt to technological change; increased competition; increased operating costs; changes in legislation applicable to Ominto’s business; Ominto’s failure to improve our internal controls; and Ominto’s inability to generate sufficient cash flows from operations or to secure capital to enable us to maintain our current operations or support our intended growth; along with other risks and potential factors that could affect Ominto’s business and financial results identified in Ominto’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Contact:

Elliot Sloane

Elliot.Sloane@fticonsulting.com